Exhibit 10.4

FORM OF

INTELLECTUAL PROPERTY AGREEMENT

This INTELLECTUAL PROPERTY AGREEMENT (the “Agreement”), effective as of [            ] __, 2007 (the “Effective Date”), is between EMC Corporation, a Massachusetts corporation having an office at 176 South Street, Hopkinton, MA 01748-9103 (“EMC”) and VMware, Inc., a Delaware corporation having an office at 3145 Porter Drive, Palo Alto, CA 94304 (“VMware”) (EMC and VMware are each referred to herein as a “Party” and together the “Parties”.)

WHEREAS, EMC beneficially owns 100% of the issued and outstanding common stock of VMware;

WHEREAS, the Parties currently contemplate that VMware will make an initial public offering (the “Offering”) of an amount of Class A common stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Registration Statement”);

WHEREAS, EMC and VMware have entered into a Master Transaction Agreement as of the date hereof (the “Master Transaction Agreement”) to help delineate the relationship between EMC and VMware after the Offering, including setting forth certain rights and obligations of EMC and VMware following the Offering, and addressing certain matters relating to the Offering;

WHEREAS, the Master Transaction Agreement calls for the execution of an intellectual property agreement to memorialize certain agreements between EMC and VMware regarding the treatment of certain intellectual property rights and obligations; and

WHEREAS, EMC and VMware desire to (a) provide one another with the rights described below and (b) agree to the mutual restrictions described below, in each case on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:

ARTICLE I

TREATMENT OF INTELLECTUAL PROPERTY RIGHTS

Section 1.1 Grant of Licenses.

(a) Subject to Section 5.11, EMC grants to the VMware, effective as of the Effective Date, a fully paid-up, non-exclusive, non-assignable, non-transferable, non-sublicenseable (except as provided in Section 1.2), worldwide right and license:

(i) under the EMC Patents to make, have made, use (including the right to practice any method which is involved in the use), import, offer for sale, lease, sell and/or otherwise dispose of (either directly or indirectly) VMware Licensed Products, and to provide or have provided services and support to third parties with respect to VMware Licensed Products;

(ii) under the EMC Copyrights to use, modify and thereby create derivative works of, and reproduce, the EMC Source Code and associated documentation in connection with designing, developing, distributing (directly and/or indirectly), servicing and supporting VMware Licensed Products;

(iii) under the EMC Trade Secrets to design, develop, distribute (directly and/or indirectly) service and support VMware Licensed Products; and

(iv) under all third party source code embedded in the source code referred to in Schedule A to take any of the actions contemplated under Section 1.1(a)(i)-(iii), but only if and to the extent that EMC has the right to provide VMware with the right to take any of such actions without additional payment to the third party or third parties who own such third party source code, and VMware agrees to be bound by all terms and conditions of EMC’s use of that third party source code as if VMware were named in the place of EMC with regard to such terms and conditions.

(b) Subject to Section 5.11 and Section 5.11.1, VMware grants to EMC, effective as of the Effective Date, a fully paid-up, non-exclusive, non-assignable, non-transferable, non-sublicenseable (except as provided in Section 1.2), worldwide right and license:

(i) under the VMware Patents to make, have made, use (including the right to practice any method which is involved in the use), import, offer for sale, lease, sell and/or otherwise dispose of (either directly or indirectly) EMC Licensed Products, and to provide or have provided services and support to third parties with respect to EMC Licensed Products;

(ii) under the VMware Copyrights to use, modify and thereby create derivative works of, and reproduce, the VMware Source Code and associated documentation in connection with designing, developing, distributing (directly and/or indirectly), servicing and supporting EMC Licensed Products;

(iii) under the VMware Trade Secrets to design, develop, distribute (directly and/or indirectly), service and support EMC Licensed Products; and

(iv) under all third party source code embedded in the source code referred to in Schedule B to take any of the actions contemplated under Section 1.1(b)(i)-(iii), but only if and to the extent that VMware has the right to provide EMC with the right to take any of such actions without additional payment to the third party or third parties who own such third party source code, and EMC agrees to be bound by all terms and conditions of VMware’s use of that third party source code as if EMC were named in the place of VMware with regard to such terms and conditions.

Section 1.2 Sublicense Rights. The licenses granted by Section 1.1 include the non-assignable right of each Party to grant sublicenses to its Subsidiaries existing on or after the Effective Date, which sublicenses may include the non-assignable right of sublicensed Subsidiaries to sublicense other Subsidiaries of said Party. No sublicense granted to a Subsidiary under this Section 1.2(a) shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the Party that granted the sublicense. Each licensed or sublicensed Subsidiary shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of the Party of which it is a Subsidiary.

Section 1.3 Clarification Regarding Patent Laundering.

(a) The licenses granted under Section 1.1(a)(i) to VMware are intended to cover only VMware Licensed Products, and are not intended to cover manufacturing rights of third parties. Products that otherwise meet the definition of VMware Licensed Products are disqualified as VMware Licensed Products if such products are manufactured on behalf of any third party from designs licensed or received in whole or in part from the third party for resale to such third party.

(b) The licenses granted under Section 1.1(b)(i) to EMC are intended to cover only EMC Licensed Products, and are not intended to cover manufacturing rights of third parties. Products that otherwise meet the definition of EMC Licensed Products are disqualified as EMC Licensed Products if such products are manufactured on behalf of any third party from designs licensed or received in whole or in part from the third party for resale to such third party.

ARTICLE II

COVENANTS OF THE PARTIES

Section 2.1 Mutual Releases.

(a) Each Party (as “Releasor”) on behalf of itself and its Subsidiaries irrevocably releases, acquits and forever discharges the other Party and its Subsidiaries (collectively “Releasees”) from any and all claims or liability for infringement of Releasor’s intellectual property licensed hereunder (including, without limitation, claims with respect to any method practiced in the manufacture or use of any Licensed Product), which claims are based on acts prior to the date on which a license covering such acts is granted hereunder. The releases contained in this Section 2.1(a) shall not apply to any person other than the Releasees named in this Section.

(b) Releasor on behalf of itself and its Subsidiaries also irrevocably releases, acquits and forever discharges (i) customers (both direct and indirect) of Releasees’ products licensed hereunder to the same extent as provided in Section 2.1(a) for such customers’ use of Releasees’ products licensed hereunder; and (ii) Releasees’ resellers for sales of Releasees’ products licensed hereunder, where such sale is made under agreement with Releasee. By way of example, if a reseller adds to or changes Releasees’ products licensed hereunder prior to resale, the releases contained herein apply only to Releasee’s products licensed hereunder as received by the reseller from the Releasee and not to any items or portions of the resold item added or changed. The releases granted in this Section 2.1(b) are effective concurrently with the releases granted in Section 2.1(a).

Section 2.2 Nonencumberance.

(a) EMC agrees that it will not take any action that will require a license or assignment of any VMware IP without VMware’s prior written consent, including, but not limited to (i) licensing or otherwise distributing VMware Licensed Products, directly or indirectly, or (ii) using VMware code in such a way as to subject such code to the provisions of any standards organization or Open Source Code Contract which could (1) require or condition the use or distribution of such code; (2) require the license of an VMware Product or any portion thereof for the purpose of making modifications or derivative works; (3) require the distribution of such VMware code or any portion thereof without charge; (4) require or condition the disclosure, licensing or distribution of any VMware code or any portion of any VMware Product; or (5) otherwise impose a limitation, restriction or condition on the right of VMware to distribute a VMware Product or any portion thereof.

(b) VMware agrees that it will not take any action that will require a license or assignment of any intellectual property right owned by EMC unless previously approved in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to give such consent), including, but not limited to (i) licensing or otherwise distributing EMC Licensed Products, directly or indirectly, or (ii) using EMC code in such a way as to subject such code to the provisions of any standards organization or Open Source Code Contract which could (1) require or condition the use or distribution of such code; (2) require the license of an EMC Product or any portion thereof for the purpose of making modifications or derivative works; (3) require the distribution of such EMC code or any portion thereof without charge; (4) require or condition the disclosure, licensing or distribution of any EMC code or any portion of any EMC Product; or (5) otherwise impose a limitation, restriction or condition on the right of VMware to distribute a EMC Product or any portion thereof.

Section 2.3 Future Business Arrangements Between the Parties. The terms and conditions of any business relationships between the Parties after the Effective Date, including the terms and conditions of ownership of and license rights to any intellectual property generated in connection with such business relationships (whether jointly or otherwise), shall be the subject of one or more separate written agreements, provided that no such agreement shall become effective until specifically approved in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to give such consent).

Section 2.4 Future Business Relationships Between VMware and Third Parties. The terms and conditions of any business relationships between VMware and Third Parties after the Effective Date, including the terms and conditions of ownership of and license rights to any intellectual property generated in connection with such business relationships (whether jointly or otherwise), shall be subject to EMC’s ownership rights in intellectual property owned by it, as well as the limits on VMware’s use of source code, patents, copyrights, and trade secrets licensed to it under Section 1.1(a), which limitations shall be specified in writing in any agreements concerning such business relationships.

Section 2.5 Indemnification.

(a) Indemnification by VMware. VMware shall indemnify EMC and its directors, officers, agents, employees, successors, and assigns (the “EMC Indemnitees”), from and against and in respect of any and all damages, losses, expenses (including reasonable attorney’s fees, court costs and investigation expenses), liabilities, settlement and claims (collectively, “Losses”) to the extent relating to or arising out of any use by VMware and/or any authorized sublicensees of VMware of any of the EMC IP, including but not limited to any contract claim, product liability claim, tort claim or other claim or proceeding brought against EMC by a Third Party claiming relief against EMC by reason of VMware’s use of the EMC IP.

(b) Indemnification by EMC. EMC shall indemnify, defend and hold harmless VMware and its directors, officers, agents, employees, successors, and assigns (collectively, the “VMware Indemnitees”), from and against and in respect of any and all Losses to the extent relating to or arising out of any use by EMC and/or any authorized sublicensees of EMC of any of the VMware IP, including but not limited to any contract claim, product liability claim, tort claim or other claim or proceeding brought against VMware by a Third Party claiming relief against VMware by reason of EMC’s use of the VMware IP.

(c) If the Indemnified Party becomes aware of a matter which might give rise to a Relevant Claim, the Indemnified Party shall:

(i) notify the Indemnifying Party immediately of the matter (stating in reasonable detail the nature of the matter and, if practicable, the amount claimed) and consult with the Indemnifying Party with respect to the matter; if the matter has become the subject of proceedings the Indemnified Party shall notify the Indemnifying Party within sufficient time to enable the Indemnifying Party to contest the proceedings before final judgment;

(ii) provide to the Indemnifying Party and its advisers reasonable access to premises and personnel and to all relevant documents and records that it possesses or controls for the purposes of investigating the matter and enabling the Indemnifying Party to take action;

(iii) take any action and institute any proceedings, and give any information and assistance the Indemnifying Party may reasonably request to:

(A) dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

(B) enforce against a person (other than the Indemnifying Party) the Indemnified Party’s rights in relation to the matter; and

(C) in connection with proceedings related to the matter (other than against the Indemnifying Party) use advisers chosen by the Indemnifying Party and, if the Indemnifying Party requests, allow the Indemnifying Party the exclusive conduct of the proceedings.

(d) The Indemnified Party may not admit liability in respect of or settle the matter without first obtaining the Indemnifying Party’s written consent (not to be unreasonably withheld or delayed), which in the case of EMC must be specifically set forth in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to give such consent).

(e) Nothing in this Agreement in any way restricts or limits the Indemnified Party’s general obligation at law to mitigate a loss which it may incur as a result of a matter giving rise to a claim pursuant to this Agreement.

ARTICLE III

TERM AND TERMINATION

Section 3.1 Term. This Agreement shall remain in full force and effect unless and until terminated pursuant to Section 3.2.

Section 3.2 Termination.

(a) This Agreement may be terminated by and in the sole discretion of EMC, without the approval of VMware, at any time prior to the Offering. In the event of such a termination, EMC shall not have any liability of any kind to VMware.

(b) This Agreement may also be terminated at any time after the Offering by means of a written agreement between the Parties specifically approved in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to enter into such an agreement on behalf of EMC).

(c) The license granted by a Party under Article I may be terminated by giving Notice to the other Party if such Party:

(i) fails to remedy, where it is capable of remedy, any breach of any of its material obligations under this Agreement after having been provided a Notice describing the breach in sufficient detail; or

(ii) engages in a series of breaches of any of its material obligations hereunder. Upon any such termination, such Party shall promptly cease use of the terminated right(s).

Section 3.3 For purposes of clarity, if a right is terminated under Section 3.2(c), such termination shall not affect the terminating Party’s rights in any way.

Section 3.4 Survival. Sections 2.1-2.5, 3.3, 3.4, 4.1, 5.2-5.19, and Article VI shall survive any termination of this Agreement.

ARTICLE IV

DISCLAIMER OF WARRANTY

Section 4.1 EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL INTELLECTUAL PROPERTY LICENSED HEREUNDER IS PROVIDED ON AN “AS IS, WHERE IS” BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1 Export Restrictions. Both Parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Disclosing Party, or the direct product of such technical data, to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

Section 5.2 No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right other than the rights expressly granted in this Agreement. Neither Party is required hereunder to furnish or disclose to the other any technical or other information.

Section 5.3 Infringement Suits. Neither Party shall have any obligation hereunder to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the authorized use of intellectual property under this Agreement.

Section 5.4 No Other Obligations. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES.

Section 5.5 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ITS RESPECTIVE SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS RESPECTIVE SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY’S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT.

Section 5.6 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be modified by the Parties other than by means of a written agreement specifically approved in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to give such approval). The Subsidiaries of the Parties may enter into one or more separate written agreements regarding the terms and conditions of license rights to intellectual property rights, provided that no such agreement shall become effective until specifically approved in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to give such consent).

Section 5.7 Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with and all disputes arising hereunder shall be governed by the laws of The Commonwealth of Massachusetts applicable to Contracts made and to be performed entirely in such Commonwealth (without giving effect to the conflicts of laws provisions thereof).

Section 5.8 Notices. Notices, offers, requests or other communications required or permitted to be given by either Party pursuant to the terms of this Agreement (each a “Notice”) shall be given in writing to the respective Parties to the following addresses:

if to EMC:

EMC Corporation

176 South Street

Hopkinton, MA 01748

Attention: [            ]

Facsimile: (508) 435-8900

with a copy to:

EMC Corporation

176 South Street

Hopkinton, MA 01748

Attention: Office of the General Counsel

Facsimile: (508) 497-6915

if to VMware:

VMware Inc.

3145 Porter Drive

Palo Alto, CA 94304

Attention: Legal Department

Fax: (650) 475-5101

or to such other address or facsimile number as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

Section 5.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 5.10 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto. Neither this Agreement nor any obligation or right hereunder may be assigned or delegated by either Party without the prior written consent of the other Party, which in the case of EMC must be specifically set forth in writing by the General Counsel of EMC (or such other person that the General Counsel has specifically authorized in writing to give such consent), provided that the Parties may each exercise the limited sublicense rights to them by Section 1.2. Notwithstanding the foregoing, either Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form.

Section 5.11 Change of Control.

(a) License Rights on Change of Control of a Party. In the event that, subsequent to the Effective Date, a Change of Control shall occur with respect to a Party (as distinguished from a Change of Control of a Subsidiary of a Party or a Subsidiary otherwise ceasing to be a Subsidiary of a Party, which are addressed in Section 5.11(b)), the licenses granted hereunder to such Party shall continue in full force and effect, provided, however, that if a Change of Control shall occur with respect to EMC after EMC ceases to beneficially own fifty percent (50%) or more of the aggregate number of shares of the then outstanding common stock of VMware the provisions of Section 5.11.1 hereof shall apply, and following such Change of Control the licenses granted hereunder by VMware to EMC shall continue as to (i) all EMC Licensed Products in existence upon such Change of Control and any updates, upgrades, and future versions of those products, and (ii) all EMC Licensed Products under development at the time of a Change of Control of EMC, and terminate upon such Change of Control as to all other future EMC products, but the licenses granted hereunder by EMC to VMware shall continue in full force and effect. EMC will not undertake any development in anticipation of a Change of Control of EMC solely for the purpose of capturing such development under the license by VMware to EMC.

(b) License Rights on Change of Control of a Subsidiary. In the event that, subsequent to the Effective Date, a Change of Control shall occur with respect to a Subsidiary of a Party but not the Party itself, or such Subsidiary otherwise ceases to be a Subsidiary of the Party, the licenses granted hereunder to such Subsidiary shall continue in full force and effect, provided, however, that, in the event that (i) a Subsidiary of EMC undergoes a Change of Control or otherwise ceases to be a Subsidiary of EMC, and such Subsidiary or its successor-in-interest thereafter develops or sells products that are equivalent to any EMC Excluded Products or end user or application accessible systems infrastructure products for virtualized environments, VMware shall have the right to terminate the licenses granted to such Subsidiary hereunder, solely for said products, upon delivery of written notice by VMware to such Subsidiary or its successor-in-interest, or (ii) a Subsidiary of VMware undergoes a Change of Control or otherwise ceases to be a Subsidiary of VMware, and such Subsidiary or its successor-in-interest thereafter develops or sells products that are equivalent to any VMware Excluded Products, EMC shall have the right to terminate the licenses granted to such Subsidiary hereunder, solely for said products, upon delivery of written notice by EMC to such Subsidiary or its successor-in-interest. Following a Change of Control of a Subsidiary of EMC or following such time as a Subsidiary of EMC otherwise ceases to be a Subsidiary of EMC, such Subsidiary shall be permitted to grant sublicenses pursuant to the licenses granted under this Section 5.11(b) only to its wholly-owned subsidiaries, upon delivery of written notice by EMC to VMware.

(c) License Rights on Change In Ownership Interest in a Subsidiary of EMC. In the event that, subsequent to the Effective Date, EMC ceases to beneficially own fifty percent (50%) or more of the aggregate number of shares of the then outstanding common stock of an EMC Subsidiary, then the licenses granted hereunder by VMware to such EMC Subsidiary shall continue as to (i) all EMC Licensed Products of such Subsidiary in existence upon such change in ownership interest of such EMC Subsidiary and any updates, upgrades, and future versions of those products, and (ii) all EMC Licensed Products under development at the time of such change in ownership interest of such EMC Subsidiary, and terminate upon such change in ownership interest of such EMC Subsidiary as to all other future products of such EMC Subsidiary. EMC will not undertake any development in anticipation of ceasing to beneficially own fifty percent (50%) or more of the aggregate number of shares of the then outstanding common stock of an EMC Subsidiary solely for the purpose of capturing such development under the license by VMware to an EMC Subsidiary. In the event of a conflict between the provisions of this Section 5.11(c) and Section 5.11(b), the provisions of Section 5.11(b) shall prevail.

Section 5.11.1 EMC Beneficial Ownership. After the date that EMC ceases to beneficially own fifty percent (50%) or more of the aggregate number of the then outstanding shares of common stock of VMware, “EMC Excluded Products” shall mean EMC Excluded Products as defined in Section 6.4 of this Agreement as well as end user or application accessible systems infrastructure products for virtualized environments. After the date that EMC ceases to beneficially own twenty percent (20%) or more of the aggregate number of the then outstanding shares of common stock of VMware, “EMC Licensed Products” shall instead mean (i) all EMC products in existence as of the date of such change in ownership and any updates, upgrades, and future versions of those products, and (ii) all EMC products under development as of the date of such change in ownership, and upon such change in ownership, shall not include any other future EMC products. EMC will not undertake any development in anticipation of ceasing to beneficially own fifty percent (50%) or twenty percent (20%), as applicable, or more of the aggregate number of the then outstanding shares of common stock of VMware solely for the purpose of capturing such development under the license by VMware to EMC.

Section 5.12 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.13 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 5.14 Authority. Each of the Parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 5.15 Interpretation. The headings contained in this Agreement and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

Section 5.16 Conflicting Agreements. In the event of conflict between this and any other agreement executed on or prior to the Effective Date in connection with the subject matter hereof, the provisions of this Agreement shall prevail. Notwithstanding the foregoing, in the event of a conflict between this Agreement and any future written agreement of a nature referenced in Section 2.3 hereof, the provisions of such future written agreement shall prevail.

Section 5.17 Third Party Beneficiaries. Except as specifically set forth in this Agreement, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Person. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either Party hereto.

Section 5.18 Dispute Resolution. All disputes arising directly under the express terms of this Agreement or the grounds for termination thereof shall be resolved as follows: (i) the senior management of both Parties shall meet to attempt to resolve such disputes; (ii) if the disputes cannot be resolved by the senior management, either party may make a written request for both Parties to meet for one day with an impartial mediator and consider dispute resolution alternatives other than litigation; and (iii) if there is no response to such written request within thirty (30) days of such request, or if an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either party may begin litigation proceedings pursuant to Section 5.19.

Section 5.19 Jurisdiction. Should the dispute resolution procedures of Section 5.18 fail to result in a mutually satisfactory resolution and either Party chooses to go forward with litigation, both Parties agree to submit to the exclusive jurisdiction and venue of the federal or state courts located in the Commonwealth of Massachusetts and voluntarily waive the right to jury during such litigation.

ARTICLE VI

DEFINITIONS

For the purpose of this Agreement, initially capitalized terms defined above shall have the meaning ascribed to them, and the following additional initially capitalized terms shall have the meaning specified herein:

Section 6.1 Change of Control. “Change of Control” means the acquisition by a single Third Party or a group of affiliated Third Parties of shares representing at least a majority of votes entitled to be cast in the election of the members of the board of directors or similar governing body.

Section 6.2 Contract. “Contract” means any agreement, understanding, contract, deed, mortgage, lease, sublease, license, sublicense, instrument, commitment, promise, undertaking or other binding arrangement, whether written or oral.

Section 6.3 EMC Copyrights. “EMC Copyrights” means all copyrights owned by EMC as of the Effective Date throughout the world in the EMC Source Code and associated documentation.

Section 6.4 EMC Excluded Products. “EMC Excluded Products” means all EMC products released after the Effective Date that are end user or application accessible server or desktop virtualization software products.

Section 6.5 EMC IP. “EMC IP” means collectively the EMC Patents, the EMC Copyrights, and the EMC Trade Secrets.

Section 6.6 EMC Licensed Products. “EMC Licensed Products” means (a) all EMC products as of the Effective Date and any updates, upgrades and future versions of those products, and (b) all future EMC products; but not EMC Excluded Products.

Section 6.7 EMC Patents. “EMC Patents” means all patents and patent applications throughout the world owned by EMC as of the Effective Date related to the EMC Source Code, as well as any patents and patent applications that claim priority to the foregoing.

Section 6.8 EMC Source Code. “EMC Source Code” means the software code described on Schedule A hereto.

Section 6.9 EMC Trade Secrets. “EMC Trade Secrets” means all trade secrets owned by EMC as of the Effective Date embodied in the EMC Source Code.

Section 6.10 Open Source Code “Open Source Code” means any software code that is distributed as “open source software” or “freeware” or is otherwise distributed publicly or made generally available in source code form under terms that permit modification and redistribution of such software. “Open Source Code” includes without limitation software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

Section 6.11 Person. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

Section 6.12 Subsidiary. “Subsidiary” means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person owns, directly or indirectly, a majority of votes entitled to be cast in the election of the members of the board of directors or similar governing body.

Section 6.13 Third Party. “Third Party” means a Person other than EMC and its Subsidiaries and VMware and its Subsidiaries.

Section 6.14 VMware Copyrights. “VMware Copyrights” means all copyrights owned by VMware throughout the world in the VMware Source Code, and associated documentation.

Section 6.15 VMware Excluded Products. “VMware Excluded Products” means all VMware products released after the Effective Date that provide storage virtualization, data protection, replication, or backup functionality on a standalone basis.

Section 6.16 VMware IP. “VMware IP” means collectively the VMware Patents, the VMware Copyrights, and the VMware Trade Secrets.

Section 6.17 VMware Licensed Products. “VMware Licensed Products” means (a) all VMware products as of the Effective Date and any updates, upgrades and future versions of those products, and (b) portions of future VMware products (but only to the extent such portions implement interoperability with EMC products); but not VMware Excluded Products.

Section 6.18 VMware Patents. “VMware Patents” means all patents and patent applications throughout the world owned by VMware until the first date on which EMC ceases to beneficially own twenty percent (20%) or more of the aggregate number of the then outstanding shares of common stock of VMware, as well as any patents and patent applications that claim priority to the foregoing.

Section 6.19 VMware Source Code. “VMware Source Code” means the software code described on Schedule B hereto.

Section 6.20 VMware Trade Secrets. “VMware Trade Secrets” means all trade secrets owned by VMware embodied in the VMware Source Code.

WHEREFORE, the Parties have signed this Agreement by their duly authorized representatives as of the Effective Date.

EMC CORPORATION By: Title: Date:	VMWARE, INC. By: Title: Date: